UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 8.01. Other Events.

On November 6, 2018, Newmark Group, Inc. (NASDAQ: NMRK) (“Newmark”), the publicly traded and majority-owned subsidiary of BGC Partners, Inc. (“BGC Partners” or “BGC”), closed an offering of $550 million aggregate principal amount of its 6.125% Senior Notes due 2023 (the “6.125% Notes”). The initial purchasers in the offering were Goldman Sachs & Co. LLC, Cantor Fitzgerald & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, Citigroup Global Markets Inc., Capital One Securities, Inc., ICBC Standard Bank Plc, Regions Securities LLC, BMO Capital Markets Corp., Keefe, Bruyette & Woods, Inc., CastleOak Securities, L.P., Raymond James & Associates, Inc., Sandler O’Neill & Partners, L.P., and Wedbush Securities Inc. The 6.125% Notes were priced at 98.937% to yield 6.375%. Newmark received net proceeds of approximately $537.9 million after deducting the initial purchasers’ discounts and commissions and estimated offering expenses.

Newmark is using the net proceeds from the sale of the 6.125% Notes, together with cash on hand, to repay indebtedness owed to or guaranteed by BGC. On November 6, 2018, Newmark repaid the remaining approximately $134 million aggregate principal amount of the Converted Term Loan (as defined below) using proceeds from the sale of its 6.125% Notes, as well as the $112.5 million promissory note under an intercompany credit agreement with BGC using proceeds from the sale of its 6.125% Notes. On November 7, 2018, Newmark repaid the then-remaining outstanding balance under such intercompany credit agreement using proceeds from the sale of its 6.125% Notes. Newmark will repay the $300 million outstanding aggregate principal amount under the BGC Note (as defined below) using primarily proceeds from the sale of its 6.125% Notes, on the earlier of the date that BGC distributes, or spins-off, to its stockholders all of the shares of Class A common stock and Class B common stock of Newmark that BGC owns or December 5, 2018. Upon repayment of the BGC Note, Newmark will have no further debt obligations owed to BGC.

Newmark issued the 6.125% Notes pursuant to an Indenture, dated as of November 6, 2018 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 6, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between Newmark and Regions Bank, as trustee (the “Trustee”). The 6.125% Notes bear interest at a rate of 6.125% per year, payable in cash on May 15 and November 15 of each year, commencing May 15, 2019. The 6.125% Notes will mature on November 15, 2023.

Newmark may redeem some or all of the 6.125% Notes at any time or from time to time for cash at certain “make-whole” redemption prices (as set forth in the Indenture). If a “Change of Control Triggering Event” (as defined in the Indenture) occurs, holders may require Newmark to purchase all or a portion of their 6.125% Notes for cash at a price equal to 101% of the principal amount of the 6.125% Notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.

The 6.125% Notes are general senior unsecured obligations of Newmark.

The Indenture contains customary covenants, such as reporting of annual and quarterly financial results, and restrictions on certain mergers and consolidations. The 6.125% Notes and the Indenture do not contain any financial covenants.

The 6.125% Notes and the Indenture contain customary events of default, including failure to pay principal or interest, breach of covenants, cross-acceleration to other debt in excess of $75 million and bankruptcy events, all subject to terms, including notice and cure periods, as set forth in the Indenture.

The 6.125% Notes were offered and sold only to qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and to non-U.S. persons (as defined in Regulation S under the Securities Act) pursuant to Regulation S. The 6.125% Notes have not been registered under the Securities Act or any other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Newmark has entered into a Registration Rights Agreement, dated as of November 6, 2018 (the “Registration Rights Agreement”), pursuant to which Newmark is obligated to file a registration statement with the Securities and Exchange Commission with respect to an offer to exchange the 6.125% Notes for a new issue of notes registered under the Securities Act and to complete such exchange offer prior to 270 days after November 6, 2018. In certain circumstances, Newmark may be required to file a shelf registration statement covering resales of the 6.125% Notes.

The foregoing descriptions of the Indenture, the 6.125% Notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture, the form of the 6.125% Notes and the Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

On November 5, 2018, BGC, delivered a notice of redemption to the holders of its $300 million aggregate principal amount of outstanding 5.375% Senior Notes due 2019 (the “5.375% Notes”), which redemption (the “Redemption”) will occur on December 5, 2018 (the “Redemption Date”). The Redemption was conditioned on the closing of Newmark’s sale of the 6.125% Notes, which condition has been satisfied. Accordingly, on or prior to December 5, 2018, Newmark Partners, L.P. (“Newmark OpCo”), a subsidiary of Newmark, will use a portion of the proceeds of the sale of the 6.125% Notes described above to repay the BGC Note (defined and described further below) at a repayment price equal to the redemption price to be paid by BGC in respect of the 5.375% Notes.

As previously disclosed, on December 13, 2017, prior to the closing of the initial public offering of Newmark, BGC Partners, BGC Holdings, L.P., BGC U.S. OpCo and their respective subsidiaries (other than the Newmark group (defined below), the “BGC group”) transferred to Newmark, Newmark Holdings, L.P. and Newmark OpCo and their respective subsidiaries (the “Newmark group”) the assets and liabilities of the BGC group relating to BGC’s Real Estate Services business (the “Separation”). In connection with the Separation, BGC Partners retained the right to receive payments in respect of certain note obligations owed to BGC Partners by BGC U.S. OpCo that were assumed by Newmark OpCo, including a note issued by BGC U.S. OpCo to BGC Partners in connection with the issuance by BGC of the 5.375% Notes, in the aggregate principal amount of $300.0 million, referred to as the “BGC Note.”

The 5.375% Notes were issued by BGC pursuant to an Indenture, dated as of June 26, 2012, as supplemented by the Fourth Supplemental Indenture, dated as of December 9, 2014, between BGC and U.S. Bank National Association, as trustee. BGC will redeem the 5.375% Notes at a redemption price equal to the discounted present value of the principal amount of the notes to be redeemed and future interest payable thereunder for periods after the Redemption Date, plus accrued and unpaid interest to, but excluding, the Redemption Date. In connection with the Redemption, under the terms of the BGC Note, Newmark OpCo is required to repay the BGC Note at a repayment price equal to the redemption price to be paid by BGC in respect of the 5.375% Notes. As noted above, a portion of the proceeds of the sale of the 6.125% Notes will be used to fund Newmark OpCo’s repayment of the BGC Note.

As previously disclosed, on November 22, 2017, BGC and Newmark entered into an amendment to the unsecured senior revolving credit agreement (the “Credit Agreement”), dated as of September 8, 2017, with Bank of America, N.A., as administrative agent, and a syndicate of lenders, pursuant to which the outstanding balance of revolving loans under the Credit Agreement totaling $400 million was converted to a term loan (the “Converted Term Loan”) and assumed by Newmark. A revolving credit facility (the “Revolving Facility”) remained available to BGC under the Credit Agreement to the extent of the Converted Term Loan repaid by Newmark. A portion of the $400 million outstanding balance was subsequently repaid with the proceeds of previous financings by Newmark. Newmark was required to use a portion of the net proceeds of the sale of the 6.125% Notes to repay in full the approximately $134 million remaining outstanding balance under the Converted Term Loan, and did so on November 6, 2018. Upon the repayment in full of the Converted Term Loan, BGC’s guarantee of Newmark’s obligations thereunder and Newmark’s guarantee of BGC’s obligations with respect to the Revolving Facility were released.

A copy of the press release relating to the Redemption is attached to this Form 8-K as Exhibit 99.1.

Discussion of Forward-Looking Statements about BGC and Newmark

Statements in this document regarding BGC and Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC and Newmark undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s and Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of November 6, 2018, between Newmark Group, Inc. and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Newmark Group, Inc. on November 8, 2018)

4.2	First Supplemental Indenture, dated as of November 6, 2018, between Newmark Group, Inc. and Regions Bank, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Newmark Group, Inc. on November 8, 2018)

4.3	Form of Newmark Group, Inc. 6.125% Senior Notes due 2023 (included in Exhibit 4.2)

10.1	Registration Rights Agreement, dated as of November 6, 2018, between Newmark Group, Inc. and the parties named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Newmark Group, Inc. on November 8, 2018)

99.1	BGC Partners, Inc. press release dated November 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: November 8, 2018	By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature Page to BGC Form 8-K, dated November 8, 2018, regarding closing of the offering of Newmark’s senior unsecured notes and BGC’s redemption of senior unsecured notes.]